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                                                                   Exhibit 10-12



                     [DELPHI AUTOMOTIVE SYSTEMS LETTERHEAD]


                            DELPHI AUTOMOTIVE SYSTEMS


                               LONG TERM CONTRACT


1.      PURCHASE OF PRODUCT


LEXINGTON CONNECTOR SEALS ("Seller") agrees to sell, and DELPHI AUTOMOTIVE SYSTEMS LLC ACTING THROUGH ITS DELPHI PACKARD ELECTRIC DIVISION ("Buyer") agrees to purchase, approximately 100 PERCENT (100%) of Buyer's production and service requirements for the products set forth on the attached schedule [Confidential treatment requested for omitted schedule under Securities and Exchange Rule 24b-2.] (each referred to as a "Product" and collectively referred to as the "Products").


2.      TERM


With respect to each Product, the term of the Contract is from JULY 16, 2001, through DECEMBER 31, 2004.


3.      PRICES


The per unit price of each Product for the period 7/16/01 THROUGH 12/31/01 is set forth on the attached schedule. [Confidential treatment requested for omitted text under Securities and Exchange Commission Rule 24b-2.] All prices will be F.O.B. BUYER'S PLANT for all shipments from Seller's Vienna, Ohio, facility to Buyer's Warren, Ohio, facilities and F.O.B. SELLER'S PLANT for all other shipments.


Buyer and Seller will use their best efforts to implement cost savings and productivity improvements in order to reduce Seller's costs of supplying each Product. [Confidential treatment requested for omitted text under Securities and Exchange Commission Rule 24b-2.]
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No price increases (including any decrease of the scheduled price reductions)
will be made on account of (i) Seller's failure to achieve any expected cost savings or productivity improvements or (ii) any increases in Seller's labor, materials, overhead and other costs, provided that prices will be subject to upward or downward adjustment to the extent that the cost of material purchased from Buyer by Seller as of July 16, 2001, changes. In the event that Buyer agrees to any price increases (or a decrease of any scheduled price reductions) with respect to any Product, then, notwithstanding anything to the contrary set forth in this Contract, the pricing of each Product will be reduced (in addition to any scheduled price reductions) by an amount equal to one hundred percent (100%) of any subsequent net cost savings achieved by Seller with respect to such Product until aggregate price reductions on account of Seller's cost savings equal any price increases previously agreed to by Buyer. If there are engineering changes in respect of any of the Products the prices of such Products will be based upon cost variances off current business with agreement of divisional buyer if part number stays the same or changes.


4.      RIGHT TO PURCHASE FROM OTHERS


During the entire term of this Contract, Seller will assure that each product remains competitive in terms of technology, design, service and quality with any similar product available to Buyer. If a Product does not remain competitive with respect to technology, design or quality, Buyer, to the extent it is free to do so, will advise Seller in writing of the area(s) in which a similar product is more competitive. If, within ninety (90) days, Seller does not agree to immediately sell any Product with comparable technology, design or quality, Buyer may elect to purchase such similar product without any liability to Seller under this Contract.


5.      PURCHASE ORDERS


All Products will be ordered by Buyer, and delivered by Seller, in accordance with written purchase orders (including related delivery releases and shipping instructions) issued by Buyer from time to time during the term of this Contract. Buyer's General Terms and Conditions, a copy of which is attached, are hereby incorporated into this Contract by reference, provided, however, that
Section 11, "Termination for Convenience," under the General Terms and
Conditions will not apply to this Contract. Any amendment to, or revision of, any other part of such General Terms and Conditions shall also become a part of this Contract, provided that (i) Buyer provides Seller with a copy of such revised Terms and Conditions and (ii) Seller does not object to such revised Terms and Conditions in writing within thirty (30) days after receipt. The Terms and Conditions (together with any revision made a part of this Contract) shall be construed, to the extent possible, as consistent with the terms and conditions set forth
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in this Contract and as cumulative, provided, however, that if such construction is unreasonable, the terms and conditions set forth in this Contract shall control.


EXECUTED BY buyer And Seller as of JULY 12, 2001.


BUYER:                                               SELLER:
DELPHI AUTOMOTIVE SYSTEMS LLC                        LEXINGTON CONNECTOR SEALS
ACTING THROUGH ITS
DELPHI PACKARD ELECTRIC DIVISION


By: /s/  Joseph A. Simon                             By: /s/ Keith Blockinger
    ----------------------------                         ---------------------

Name: Joseph A. Simon                                Name: Keith Blockinger

Title: Delphi Packard Buyer                          Title: President
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CONFIDENTIAL TREATMENT REQUESTED


SCHEDULE - LONG TERM CONTRACT BETWEEN DELPHI AUTOMOTIVE SYSTEMS AND LEXINGTON CONNECTOR SEALS


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* Two and one-half pages omitted pursuant to a request for confidential treatment filed separately with the United States Securities and Exchange Commission under Rule 24b-2.